Exhibit 10.24

                                                               EXECUTION VERSION
                                                               -----------------


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                               STRATEGIC AGREEMENT

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       THIS STRATEGIC AGREEMENT (this "Agreement") is entered into as of
September 24, 1999, by and between TIBCO Finance Technology Inc., a Delaware corporation with offices at 3375 Hillview Avenue, Palo Alto, California 94304-1213, U.S.A. (hereinafter "TIBCO"), on the one hand, and IXnet, Inc., a Delaware corporation with its principal place of business at Wall Street Plaza, 88 Pine Street, New York, NY 10005 (hereinafter "IXnet Holdings") and International Exchange Networks, Ltd., a Delaware corporation with its principal place of business at Wall Street Plaza, 88 Pine Street, New York, New York 10005 and a wholly owned subsidiary of IXnet Holdings (hereinafter "IXnet"), on the other hand.

                                 R E C I T A L S

       WHEREAS, the parties are aware of their respective and complimentary strengths in the business of data distribution to the financial services community and view a strategic relationship as an attractive opportunity;

       WHEREAS, TIBCO and IXnet have entered into that certain "TIBONLINE DIRECT" LICENSE, DEVELOPMENT, EMBEDDING, SUPPORT & ROYALTY AGREEMENT, dated June 25, 1999 (as supplemented by any related work orders and addenda, the "License Agreement") relating to the license, development, embedding and support of certain proprietary TIBCO software products (the "TIBCO Products");

       WHEREAS, the parties wish to establish a strategic relationship by entering into certain contract addenda under the License Agreement, in particular CONTRACT ADDENDUM FOUR ("CA Four") relating to the grant of perpetual licenses for a specified amount of TIBCO Products, and CONTRACT ADDENDUM FIVE ("CA Five") relating to certain enhancements and specified TIBCO Product license rights, a copy of each of which contract addenda has been identified by TIBCO and IXnet by their respective initials thereon;

       WHEREAS, further to such strategic relationship and in connection with Contract Addendum Four, IXnet Holdings wishes to issue to TIBCO, and TIBCO wishes to receive from IXnet Holdings, an equity interest in IXnet Holdings;

       WHEREAS, further to such strategic relationship, TIBCO and IXnet wish to enter into that certain NETWORK AND SERVICES AND JOINT SOLUTIONS AGREEMENT (the "Network Agreement") relating to the evaluation of joint integrated vertical market solutions and the sale by TIBCO of certain network and hosting services offered by IXnet, a copy of

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which Network Agreement has been identified by TIBCO and IXnet by their respective initials thereon; and

       WHEREAS, in contemplation of the overall strategic relationship expressed in the License Agreement, CA Four, CA Five and the Network Agreement, certain consideration payable under certain of said agreements and the effectiveness and payment terms therefor shall be as set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants hereinafter set forth, it is agreed by and between the parties hereto as follows:

1. CLOSING. On and subject to the terms and conditions of this Agreement, TIBCO and IXnet have, concurrently with the execution and delivery of this Agreement, entered into and delivered CA Four, CA Five and the Network Agreement (collectively, the "Ancillary Agreements") at a closing (the "Closing") at the offices of Thacher Proffitt and Wood, Two World Trade Center, New York, New York 10048, on the date hereof (the "Closing Date"). In partial consideration for the foregoing executions and deliveries by TIBCO, IXnet Holdings has also, concurrently with the execution and delivery of this Agreement, delivered to TIBCO an opinion of its counsel with respect to the issuance of Common Stock by IXnet Holdings (as described in Section 2(a)(ii)).

2. CERTAIN SCHEDULED PAYMENT TERMS. As contemplated by CA Four and CA Five, IXnet shall pay to TIBCO a total of $20,000,000.00 as follows:

       a. In respect of CA Four, IXnet shall pay to TIBCO Nineteen Million Four Hundred Thousand Dollars ($19,400,000) in cash and common stock of IXnet Holdings, as follows:

              (i) On October 30, 1999, Two Million Dollars ($2,000,000); on November 30, 1999, One Million Dollars ($1,000,000); on January 1, 2000, Two Million Dollars ($2,000,000); on February 1, 2000, Two Million Dollars ($2,000,000); on March 1, 2000, Two Million Dollars ($2,000,000); and on April 1, 2000, Four Hundred Thousand Dollars ($400,000); each due and payable as of such date (or, if not a business day in New York City, on the first following business day in New York City) and invoiced by TIBCO thirty days prior to each such due date; and

              (ii) At the Closing, IXnet Holdings has issued to TIBCO Five Hundred Thousand (500,000) shares of common stock of IXnet Holdings, par value $0.01 per share ("Common Stock"), represented by a stock certificate registered in the name of TIBCO (the "Certificate"). This reflects a value of $20 per share, which represents the average closing price on the National Association of Securities Dealers Automated Quotations System

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                     of IXnet Holdings' common stock from September 1, 1999 to
                     the date hereof.

The foregoing payments shall constitute, INTER ALIA, payment in full of the $1,100,000 in minimum License Fees (as defined in the License Agreement) contained in the License Agreement. The parties further agree and acknowledge that delivery of the Certificate representing the Common Stock shall be deemed to satisfy in full Ten Million Dollars ($10,000,000) of the aforesaid payment obligation.

       b. In respect of CA Five, IXnet shall pay to TIBCO Six Hundred Thousand Dollars ($600,000) as follows:

               (i) upon delivery by TIBCO to IXnet of all of the relevant Enhancements (as described in CA Five) - i.e., all the Enhancements to the Developed Software on the one hand and the port to certain Embedded Software on the other - under CA Five, 50% of the payment allocated to such Enhancement as the Total Charge (as defined in CA Five) therefor; and

              (ii) upon IXnet's acceptance of each such Enhancement, the remaining 50% of the payment allocated to such Enhancements as the Total Charge therefor. IXnet shall nonetheless be permitted to separately accept each Enhancement to the Developed Software and pay the proportionate share with respect thereto.

Each of the payments described in this Section 2(b) shall be due and payable upon delivery or acceptance, as the case may be, and TIBCO shall invoice IXnet in respect thereof.

       c. Each such cash payment under this Section 2 shall be in U.S. dollars by wire transfer of immediately available funds to an account designated by TIBCO reasonably in advance of such respective dates and shall be net of any Taxes (as defined in the License Agreement).

       d. Each of such CA Four and CA Five shall constitute a separate Work Order (as defined in the License Agreement) and no further obligations of TIBCO with respect to such Work Orders shall arise by virtue of this Agreement.

       e. The cash payments to be made hereunder by IXnet to TIBCO in accordance with this Section 2 shall be unsecured.

       f. To the extent the terms of payments described in this Section 2 are inconsistent with the terms of payment described in the License Agreement or any Ancillary Agreement, this Section 2 will control.


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3. MUTUAL REPRESENTATIONS AND WARRANTIES. TIBCO on the one hand and each of
IXnet Holdings and IXnet on the other hand represent and warrant to the other as follows:

       a. Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

       b. Authorization of Transaction. It has full corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by it of this Agreement and the Ancillary Agreements to which it is a party, and the performance of its obligations hereunder and thereunder, have been duly authorized by any requisite corporate action on its part, and the Agreement and each Ancillary Agreement to which it is a party has been executed and delivered by it. This Agreement and each Ancillary Agreement to which it is a party constitutes the valid and legally binding obligation of it, enforceable in accordance with its terms and conditions, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       c. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of it and its subsidiaries is subject or any provision of the charter or bylaws of any of it and its subsidiaries or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of it and its subsidiaries is a party or by which it is bound or to which any of its assets is subject ( or result in the imposition of any security interest upon any of its assets), which violation, conflict, breach, default, acceleration, right to accelerate, terminate, modify or cancel, or notice would have a material effect on the transactions contemplated hereunder. None of it and its subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except such notices, filings, authorizations, consents or approvals that have already been given, made or obtained.

4. REPRESENTATIONS BY TIBCO. TIBCO represents and warrants to IXnet Holdings and IXnet that:

       a. TIBCO is acquiring the Common Stock for TIBCO's own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), and any sale, transfer or other disposition of the Common Stock by TIBCO will be made in compliance with all applicable provisions

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of the Securities Act and the rules and regulations promulgated thereunder.
TIBCO consents to the placement of the following legend (or a substantially similar legend) on each certificate representing the Common Stock:

              THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THE SHARES OF COMMON STOCK EVIDENCED HEREBY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS;

       b. TIBCO understands and acknowledges that the Common Stock has not been registered under the Securities Act and that the sale provided for in this Agreement is being made pursuant to exemptions provided in the Securities Act or the rules and regulations promulgated thereunder and that the reliance of IXnet Holdings and IXnet on such exemption is predicated in part on TIBCO's representations set forth herein;

       c. TIBCO further represents that TIBCO has received all the information that it has requested in connection with its decision to receive the Common Stock. TIBCO acknowledges that it has received a Prospectus dated August 12, 1999 with respect to the registered offering of 6,500,000 shares of IXnet Holdings common stock (the "Prospectus");

       d. TIBCO further represents that TIBCO is experienced in evaluating companies such as IXnet Holdings, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of such investment for an indefinite period. TIBCO further represents that it has conducted its own independent review and analysis of the business, assets, condition, operation and prospects of IXnet Holdings and acknowledges that it has had access during the course of discussions and negotiations relating to this Agreement and the Ancillary Agreements and prior to the receipt of the Common Stock to such information (including audited financial statements) relating to IXnet Holdings as it has desired and that it has had the opportunity to ask questions of and receive answers from IXnet Holdings concerning the business, management and financial affairs of IXnet Holdings and to obtain additional information (to the extent IXnet Holdings possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to TIBCO or to which TIBCO has had access;


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       e. TIBCO further represents that TIBCO is an "accredited investor" within the meaning of subparagraph (a) of Rule 501 under the Securities Act;

       f. TIBCO understands and agrees that the Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely. TIBCO understands that, because the required holding period condition has not yet been satisfied, the benefits of Rule 144 promulgated under the Securities Act are not presently available to TIBCO (and that all other conditions of Rule 144 must also be satisfied before TIBCO can then sell the Common Stock under Rule 144); and

       g. TIBCO's true and correct federal tax identification number is indicated below on the signature page hereto.

5. NO ADDITIONAL REPRESENTATIONS. In entering into this Agreement, TIBCO acknowledges that neither IXnet Holdings nor IXnet has made any representations or warranties of any kind whatsoever regarding the business, financial condition, operations, results of operations or future prospects of IXnet Holdings or IXnet, except as expressly provided in this Agreement. TIBCO acknowledges that, except for the representations and warranties of IXnet Holdings contained herein and the legal opinion referred to in Section 1, TIBCO has relied solely upon its own investigation and analysis in determining to receive the Common Stock, and acknowledges that neither IXnet Holdings nor IXnet nor any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to IXnet Holdings or the accuracy or completeness of any of the information regarding IXnet Holdings provided or made available to TIBCO or its agents or representatives.

6. IXNET HOLDINGS REPRESENTATIONS AND WARRANTIES. IXnet Holdings represents and warrants to TIBCO as follows:

       a. Since the date of the Prospectus, there has not been any material adverse change in the business or financial condition of IXnet Holdings;

       b. Since the date of the Prospectus, IXnet Holdings has made all filings with the Securities and Exchange Commission that it has been required to make under the Securities Act and the Securities Exchange Act of 1934, as amended ("Exchange Act") (collectively, the "Public Reports"). Each of the Public Reports has complied with the Securities Act and Exchange Act and the rules and regulations promulgated thereunder in all material respects;

       c. The shares of Common Stock subject to this Agreement have been duly authorized, validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware; and

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       d. TIBCO has received good, valid and marketable title to the Common
Stock, free and clear of all liens, claims, restrictions and encumbrances, except for those under applicable securities law and except for those, if any, resulting from TIBCO's own acts.

THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND IN CA FOUR ARE LIMITED WARRANTIES AND ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY IXNET HOLDINGS, IXNET AND TIBCO IN RESPECT OF THE CERTIFICATE AND THE DELIVERY TO AND ACCEPTANCE BY TIBCO THEREOF. NEITHER PARTY MAKES OR RECEIVES ANY ADDITIONAL REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY. NO AGENT, CONTRACTOR OR EMPLOYEE OF A PARTY, EXCEPT SUCH PARTY'S DULY AUTHORIZED REPRESENTATIVE, IS AUTHORIZED TO ALTER OR EXCEED THE REPRESENTATION OR WARRANTY OBLIGATIONS OF SUCH PARTY AS SET FORTH ABOVE.

7.     LIMITATIONS OF LIABILITY

       a. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER TIBCO NOR IXNET SHALL BE LIABLE UNDER THE AGREEMENT FOR ANY INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES OR FOR ANY LOST PROFITS OR REVENUES OR SIMILAR DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE OF ANY KIND, WHETHER ACTIVE OR PASSIVE), EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; EXCEPT, HOWEVER, THAT TIBCO OR IXNET, AS THE CASE MAY BE, SHALL BE LIABLE TO THE OTHER TO THE EXTENT THAT SUCH DAMAGES ARISE FROM THIRD PARTY CLAIMS FOR WHICH SUCH OTHER PARTY IS ENTITLED TO BE INDEMNIFIED BY SUCH PARTY. Each party releases the other from all obligations, liability, claims, or demands relating to this Agreement in excess of the limitations provided for in this Section 7. The parties acknowledge that the limitations set forth in this Section are integral to the consideration provided in connection with this Agreement and that, were any party to assume any further liability other than as set forth herein, such consideration would of necessity be set substantially higher or lower, as the case may be.

       b. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE LIABILITY LIMITATIONS IN THE LICENSE AGREEMENT AND THE NETWORK AGREEMENT SHALL CONTINUE TO GOVERN WITH RESPECT TO ALL MATTERS ADDRESSED THEREBY.

       c. The obligations and liabilities of IXnet Holdings under this Agreement shall be limited to those representations and warranties and covenants made by it hereunder. IXnet Holdings shall have no obligations or liabilities hereunder with respect to representations, warranties or covenants made by IXnet.

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8.       NOTICES

       a. All notices given under this Agreement must be in writing and will be effective if delivered by hand, dispatched by facsimile, or sent by airmail, postage prepaid, or by courier service, addressed as follows:

     If to TIBCO:

     TIBCO Finance Technology Inc.
     3375 Hillview Avenue
     Palo Alto, CA  94304-1213
     Attention: Chief Financial Officer

     with a copy to General Counsel, at the same address.
     ----------------------------------------------------

     If to IXnet Holdings or IXnet:
     c/o IXnet, Inc.
     Wall Street Plaza
     88 Pine Street
     New York, NY 10005
     Attention:  Chief Financial Officer

     with a copy to General Counsel, at the same address.
     ----------------------------------------------------

or to such other address as either party may substitute by prior notice.

       b. Notices dispatched by facsimile shall be deemed to have been received on the date of dispatch; notices sent by courier shall be deemed to have been received within three days from the date sent; and notices sent by registered airmail shall be deemed to have been received ten business days from the date sent.


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9.     MISCELLANEOUS

       a. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign or transfer this Agreement in whole or in part or any of the rights or responsibilities set forth herein without the express written consent of the other parties (which consent shall not be unreasonably withheld or unduly delayed); PROVIDED, HOWEVER, that either party may assign any and all of its rights and obligations hereunder without such written consent but upon written notice thereof to the other party (i) to any Affiliate (as defined in the License Agreement), (ii) to any joint venture in which the assignor owns at least 50% of the equity interest, (iii) pursuant to any sale or transfer of all or substantially all of its business or assets, (iv) pursuant to any merger or reorganization of such party or (v) as part of a bona fide pledge to a third party lending institution or syndicate of collateral of the assignor's rights hereunder. In the event of any assignment, the assignor shall remain liable for the performance of the obligations of the assignee; PROVIDED, HOWEVER, that, in the event of any assignment for which written consent is not required hereunder, assignor shall not be responsible for assignee's performance if (i) together with the written notice required hereunder, the assignor provides reasonable documentation and other support to the other party that the assignee is at least as capable as assignor to perform all of assignor's obligations hereunder and
(ii) the other party does not reasonably object. Any attempted assignment in violation hereof will be null and void. The penultimate sentence of Section 24 of the License Agreement is hereby amended to read as the third sentence of this
Section 9(a) reads.

       b. This Agreement, together with the Ancillary Agreements and the License Agreement, constitutes the complete and exclusive statement of the agreement between the parties as relates to the subject matter hereof and thereof and supersedes all proposals, oral or written, and all other representations, statements, negotiations and undertakings relating to the subject matter

       c. No change in, addition to, or waiver of any of the provisions of this Agreement shall be binding upon any party unless in writing signed by an authorized representative of such party. No waiver by any party of any breach by the other party of any of the provisions hereof or thereof shall be construed as a waiver of that or any other provision on any other occasion.

       d. In the event any one or more of the provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and this Agreement shall be read as though the offending provision had not been written.

       e. The captions used in this Agreement are inserted for the convenient reference of the parties and in no way define, limit or describe the scope or intent of this Agreement or any part hereof.


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       f. Notwithstanding anything to the contrary contained in this Agreement, the prevailing party in a controversy or claim shall have the right to collect its reasonable expenses incurred in enforcing this Agreement, including reasonable attorneys' fees.

       g. EXCEPT TO THE EXTENT THE GENERAL CORPORATE LAW OF THE STATE OF DELAWARE SHALL APPLY, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, FOR ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, EXCEPT THAT IN ACTIONS SEEKING TO ENFORCE ANY ORDER OR ANY JUDGMENT OF SUCH COURTS SUCH PERSONAL JURISDICTION SHALL BE NONEXCLUSIVE. The United Nations Convention on Contracts for the International Sale of Goods is excluded from application hereto.

       h. This Agreement is solely for the benefit of the parties hereto and no third parties shall have any express or implied rights as a third-party beneficiary hereunder; except, however, that the provisions of this Agreement, the License Agreement and the Ancillary Agreements are intended for the benefit of, and to be enforceable by, IPC Information Systems, Inc., a Delaware corporation and currently the owner of more than 80% of the outstanding common stock of IXnet Holdings.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

ACCEPTED BY:

INTERNATIONAL EXCHANGE                    TIBCO FINANCE TECHNOLOGY, INC.
  NETWORKS, LTD.                          [Federal ID Number 77-036885]

By:    /s/ Charles F. Auster              By:    /s/ Mark E. Palmer
       ---------------------------               -------------------------------

Name:  Charles F. Auster                  Name:  Mark E. Palmer

Title: Chief Operating Officer and        Title: Senior Vice President, General
       Executive Vice President                  Counsel and Company Secretary

IXNET, INC.                                                and

By:    /s/ Charles F. Auster              By:    /s/ Michael Parlapiano
       ---------------------------               -------------------------------

Name:  Charles F. Auster                  Name:  Michael Parlapiano

Title: Chief Operating Officer and        Title: Senior Vice President, Americas
       Executive Vice President

                                                          and

                                          By:    /s/ Simon Yencken
                                                 -------------------------------

                                          Name:  Simon Yencken

                                          Title: Chief Executive Officer



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